Rule 24                                     Exhibit B
                   Transaction
                   Report
                   Bank Loans

Co.      Trans.    Transaction     Balance    Lending Bank
Name     Date

ESI        7/31/95  (5,000,000.00)      $0.00 Deposit Guaranty National Bank
ESI        7/31/95  (6,000,000.00)      $0.00 First National Bank of Commerce
ESI        7/31/95  (6,000,000.00)      $0.00 Hibernia National Bank
ESI        7/31/95  (6,000,000.00)      $0.00 Premier Bank
ESI        7/31/95  (6,000,000.00)      $0.00 Texas Commerce Bank
ESI        7/31/95  (6,000,000.00)      $0.00 Whitney National Bank
LP&L        7/3/95  (5,000,000.00)      $0.00 First Nationl Bank of Commerce
LP&L        7/3/95  (5,000,000.00)      $0.00 Whitney National Bank
LP&L        7/3/95  (5,000,000.00)      $0.00 Hibernia National Bank
LP&L        7/3/95  (1,000,000.00)      $0.00 Regions Bank of New Orleans
LP&L        7/3/95  (1,500,000.00)      $0.00 Jefferson Guaranty Bank
LP&L        7/3/95    (200,000.00)      $0.00 Liberty Bank
SFI        7/31/95 (15,000,000.00)      $0.00 Yasuda Trust